EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nationwide Variable Insurance Trust of our reports dated February 18, 2020, relating to the financial statements and financial highlights, which appear in American Funds NVIT Asset Allocation Fund, American Funds NVIT Bond Fund, American Funds NVIT Global Growth Fund, American Funds NVIT Growth Fund, American Funds NVIT Growth-Income Fund, Amundi NVIT Multi Sector Bond Fund, BlackRock NVIT Equity Dividend Fund, Blackrock NVIT Managed Global Allocation Fund, DoubleLine NVIT Total Return Tactical Fund, Federated NVIT High Income Bond Fund, Neuberger Berman NVIT Multi Cap Opportunities Fund, NVIT AllianzGI International Growth Fund (formerly, NVIT Multi-Manager International Growth Fund), NVIT AQR Large Cap Defensive Style Fund (formerly, NVIT Nationwide Fund), NVIT Blueprint Aggressive Fund (formerly, NVIT CardinalSM Aggressive Fund), NVIT Blueprint Balanced Fund (formerly, NVIT CardinalSM Balanced Fund), NVIT Blueprint Capital Appreciation Fund (formerly, NVIT CardinalSM Capital Appreciation Fund), NVIT Blueprint Conservative Fund (formerly, NVIT CardinalSM Conservative Fund), NVIT Blueprint Managed Growth & Income Fund (formerly, NVIT CardinalSM Managed Growth & Income Fund), NVIT Blueprint Managed Growth Fund (formerly, NVIT CardinalSM Managed Growth Fund), NVIT Blueprint Moderate Fund (formerly, NVIT CardinalSM Moderate Fund), NVIT Blueprint Moderately Aggressive Fund (formerly, NVIT CardinalSM Moderately Aggressive Fund), NVIT Blueprint Moderately Conservative Fund (formerly, NVIT CardinalSM Moderately Conservative Fund), NVIT Bond Index Fund, NVIT Columbia Overseas Value Fund (formerly, Templeton NVIT International Value Fund, NVIT Core Bond Fund, NVIT Core Plus Bond Fund, NVIT DFA Capital Appreciation Fund, NVIT DFA Moderate Fund, NVIT Emerging Markets Fund, NVIT Government Bond Fund, NVIT Government Money Market Fund, NVIT International Equity Fund, NVIT International Index Fund, NVIT Investor Destinations Aggressive Fund, NVIT Investor Destinations Balanced Fund, NVIT Investor Destinations Capital Appreciation Fund, NVIT Investor Destinations Conservative Fund, NVIT Investor Destinations Managed Growth & Income Fund, NVIT Investor Destinations Managed Growth Fund, NVIT Investor Destinations Moderate Fund, NVIT Investor Destinations Moderately Aggressive Fund, NVIT Investor Destinations Moderately Conservative Fund, NVIT iShares® Fixed Income ETF Fund, NVIT iShares® Global Equity ETF Fund, NVIT Jacobs Levy Large Cap Growth Fund (formerly, NVIT Multi-Manager Large Cap Growth Fund), NVIT Multi-Manager Large Cap Value Fund, NVIT JP Morgan Disciplined Equity Fund, NVIT JP Morgan MozaicSM Multi-Asset Fund, NVIT Managed American Funds Asset Allocation Fund, NVIT Managed American Funds Growth-Income Fund, NVIT Mellon Dynamic U.S. Core Fund (formerly, NVIT Dynamic U.S. Growth Fund), NVIT Mellon Dynamic U.S. Equity Income Fund (formerly, American Century NVIT Multi Cap Value Fund), NVIT Mid Cap Index Fund, NVIT Multi-Manager International Value Fund, NVIT Multi-Manager Mid Cap Value Fund, NVIT Multi-Manager Small Cap Growth Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT Multi-Manager Small Company Fund, NVIT Newton Sustainable U.S. Equity Fund (formerly, Neuberger Berman NVIT Socially Responsible Fund), NVIT Real Estate Fund, NVIT S&P 500 Index Fund, NVIT Short Term Bond Fund, NVIT Small Cap Index Fund and NVIT Wells Fargo Discovery Funds’ (formerly, NVIT Multi-Manager Mid Cap Growth Fund) Annual Reports on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 16, 2020